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As filed with the Securities and Exchange Commission on August 30, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Midstates Petroleum Company, Inc.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	45-3691816 (IRS Employer Identification Number)

4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027
(713) 595-9400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John P. Foley
Corporate Counsel
4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027
(713) 595-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matthew R. Pacey
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9.25% Senior Notes due 2021(2)	$700,000,000	100%	$700,000,000	$95,480

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the rules and regulations under the Securities Act of 1933, as amended.

(2)
Midstates Petroleum Company LLC, a wholly-owned subsidiary of Midstates Petroleum Company, Inc., will co-issue the 9.25% Senior Note due 2021 registered hereby.

          Each registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the respective registrant shall file a further amendment which specifically states that such registrant shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Midstates Petroleum Company LLC.	Delaware	26-3162434

(1)
The address for Midstates Petroleum Company LLC is 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027 and the telephone number for Midstates Petroleum Company LLC is (713) 595-9400. The Primary Industrial Classification Code for Midstates Petroleum Company LLC is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2013

PROSPECTUS

Midstates Petroleum Company, Inc.

Midstates Petroleum Company LLC

Offer to exchange up to

$700,000,000 aggregate principal amount of 9.25% Senior Notes due 2021 that have been registered under the Securities Act of 1933

for

$700,000,000 aggregate principal amount of 9.25% Senior Notes due 2021 that have not been registered under the Securities Act of 1933

The exchange offer and withdrawal rights will expire at
5:00 p.m., New York City time, on                    , 2013 unless extended.

        We are offering to exchange up to $700,000,000 aggregate principal amount of our new 9.25% Senior Notes due 2021, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), referred to in this prospectus as the "new notes," for any and all of our outstanding unregistered 9.25% Senior Notes due 2021, referred to in this prospectus as the "old notes." We issued the old notes on May 31, 2013 in a transaction not requiring registration under the Securities Act. We are offering you new notes in exchange for old notes in order to satisfy our obligations from that previous transaction. The new notes will represent the same debt as the old notes and we will issue the new notes under the same indenture as the old notes. The new notes offered hereby, together with any old notes that remain outstanding after the completion of the exchange offer, will be treated as a single class under the indenture governing them. The old notes and the new notes are collectively referred to in this prospectus as the "notes."

        Please read "Risk Factors" beginning on page 9 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

        We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn before the expiration of the exchange offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in "Exchange Offer—Procedures for Tendering." If you fail to tender your old notes, you will continue to hold unregistered notes that you will not be able to freely transfer.

        The terms of the new notes are substantially identical to the old notes, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the old notes do not apply to the new notes. Please read "Description of New Notes" for more details on the terms of the new notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

        Each broker-dealer that receives new notes for its own account pursuant to this offering must acknowledge that it will deliver this prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the exchange date (as such period may be extended), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Please read "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2013.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the "SEC." In making your decision whether to participate in the exchange offer, you should rely only on the information contained in or incorporated by reference into this prospectus and in the letter of transmittal accompanying this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference into this prospectus are accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Midstates Petroleum Company, Inc., Attention: Investor Relations, 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027, Phone: (713) 595-9400. To obtain timely delivery, you must request the information no later than the date which is five business days before the expiration of the exchange offer.

i

FORWARD-LOOKING STATEMENTS

        Various statements contained in or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact included in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, are forward looking statements, including, without limitation, statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. When used in this prospectus and the documents incorporated by reference herein, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

        Forward-looking statements may include statements about our:

  •
  business strategy;

  •
  estimated future net reserves and present value thereof;

  •
  technology;

  •
  cash flows and liquidity;

  •
  financial strategy, budget, projections and operating results;

  •
  oil and natural gas realized prices;

  •
  timing and amount of future production of oil and natural gas;

  •
  availability of drilling and production equipment;

  •
  availability of oilfield labor;

  •
  the amount, nature and timing of capital expenditures, including future development costs;

  •
  availability and terms of capital;

  •
  drilling of wells, including our identified drilling locations;

  •
  successful results from our identified drilling locations;

  •
  marketing of oil, natural gas liquids and natural gas;

  •
  the closing and financing of the Anadarko Basin Acquisition (as defined in "Summary—Overview");

  •
  the integration and benefits of the acquisition of certain interests in oil and gas interests (the "Eagle Property Acquisition") from Eagle Energy Production, LLC ("Eagle Energy") and the Anadarko Basin Acquisition or the effects of the acquisitions on our cash position and levels of indebtedness;

  •
  infrastructure for salt water disposal and electrical power;

  •
  property acquisitions;

  •
  costs of developing our properties and conducting other operations;

  •
  general economic conditions;

  •
  effectiveness of our risk management activities;

  •
  environmental liabilities;

  •
  counterparty credit risk;

  •
  the outcome of pending and future litigation;

  •
  governmental regulation and taxation of the oil and natural gas industry;

  •
  developments in oil-producing and natural gas-producing countries;

  •
  uncertainty regarding our future operating results; and

  •
  plans, objectives, expectations and intentions contained in this prospectus that are not historical.

        All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and the documents incorporated by reference herein are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclose important factors that could cause our actual results to differ materially from our expectations under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012 (our "2012 Annual Report"), in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (our "First Quarter 2013 Quarterly Report"), in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 (our "Second Quarter 2013 Quarterly Report") and in the other documents we incorporate by reference herein.

        These factors include:

  •
  variations in the market demand for, and prices of, oil, natural gas liquids and natural gas;

  •
  uncertainties about our estimated quantities of oil, natural gas liquids and natural gas reserves;

  •
  the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity under our revolving credit facility;

  •
  access to capital and general economic and business conditions;

  •
  uncertainties about our ability to replace reserves and economically develop our current reserves;

  •
  risks in connection with acquisitions, including the Eagle Property Acquisition and the Anadarko Basin Acquisition;

  •
  risks related to the concentration of our operations onshore in central Louisiana, Texas, Oklahoma and Kansas;

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  drilling results;

  •
  the potential adoption of new governmental regulations; and

  •
  our ability to satisfy future cash obligations and environmental costs.

        These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

        Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

        Reserve engineering is a process of estimating underground accumulations of oil, natural gas liquids and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil, natural gas liquids and natural gas that are ultimately recovered.

SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to exchange your old notes for new notes. For a more complete understanding of our Company and the exchange offer, we encourage you to read this entire document, including "Risk Factors" and the financial and other information included or incorporated by reference in this prospectus, "Risk Factors" in our 2012 Annual Report, our First Quarter 2013 Quarterly Report and our Second Quarter 2013 Quarterly Report and the other documents to which we have referred.

 Overview

        We are an independent exploration and production company focused on the application of modern drilling and completion techniques to oil-prone resources. Our operations consist of activities in the Mississippian Lime trend in northwestern Oklahoma and southern Kansas and in the Anadarko Basin in Texas and Oklahoma, which we refer to as our "Mid-Continent" operating area, and in the Upper Gulf Coast Tertiary trend onshore in Louisiana, which we refer to as our "Gulf Coast" operating area. On May 31, 2013, we closed on our acquisition of producing properties as well as undeveloped acreage in the Anadarko Basin in Texas and Oklahoma (the "Anadarko Basin Acquisition").

        Our principal executive offices are located at 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027, and our telephone number at that address is (713) 595-9400. Our website address is http://www.midstatespetroleum.com. The information on our website is not part of this prospectus.

        As used in this prospectus, "we," "us," "our" and "Midstates" mean Midstates Petroleum Company, Inc. and its subsidiary unless we state otherwise or the context otherwise requires, and "Midstates Sub" means Midstates Petroleum Company LLC.

        For additional information on our business, properties and financial condition, please refer to the documents cited in "Available Information."

Risk Factors

        Investing in the notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under "Risk Factors" in this prospectus, our 2012 Annual Report, our First Quarter 2013 Quarterly Report and our Second Quarter 2013 Quarterly Report, together with all of the other information included or incorporated by reference in this prospectus.

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

		Year Ended December 31,
	Six Months Ended June 30, 2013
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	(2)	(3)	3.5x	(4)	(5)	(6)

(1)
For purposes of calculating the ratio of earnings to fixed charges, "fixed charges" represent interest expense (including amounts capitalized), amortization of debt issuance costs and the portion of rental expense representing the interest factor and "earnings" represent the aggregate of income from continuing operations (before adjustment for income taxes, extraordinary items, income or loss from equity investees and minority interest) plus fixed charges, amortization of capitalized interest and distributed income of equity investees, and less capitalized interest.

(2)
Earnings for the six months ended June 30, 2013 were inadequate to cover fixed charges. The coverage deficiency was $22.5 million.

(3)
Earnings for the year ended December 31, 2012 were inadequate to cover fixed charges. The coverage deficiency was $3.4 million.

(4)
Earnings for the year ended December 31, 2010 were inadequate to cover fixed charges. The coverage deficiency was $17.3 million.

(5)
Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges. The coverage deficiency was $12.6 million.

(6)
Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges. The coverage deficiency was $6.4 million.

 Exchange Offer

        On May 31, 2013, we completed a private placement of $700.0 million in aggregate principal amount of our 9.25% Senior Notes due 2021, or the "old notes." As part of the private placement, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonably efforts to cause an exchange offer to be completed within 400 days after the issuance of the old notes. The following is a summary of the exchange offer.

Old Notes	On May 31, 2013, we issued $700.0 million aggregate principal amount of 9.25% Senior Notes due 2021.
New Notes

The terms of the new notes are substantially identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes. The new notes offered hereby, together with any old notes that remain outstanding after the completion of the exchange offer, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The new notes will have a CUSIP number different from that of any old notes that remain outstanding after the completion of the exchange offer.

Exchange Offer

We are offering to exchange up to $700.0 million aggregate principal amount of new notes that have been registered under the Securities Act for an equal amount of the old notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement that we entered into when we issued the old notes in a transaction exempt from registration under the Securities Act.

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we decide to extend it.
Conditions to the Exchange Offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the SEC or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. A minimum aggregate principal amount of old notes being tendered is not a condition to the exchange offer. Please read "Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes

All of the old notes are held in book-entry form through the facilities of The Depository Trust Company, or "DTC." To participate in the exchange offer, you must follow the automatic tender offer program, or "ATOP," procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration time of the exchange offer, a computer-generated message known as an "agent's message" that is transmitted through ATOP, and that DTC confirm that:

• DTC has received instruction to exchange your old notes; and
• you agree to be bound by the terms of the letter of transmittal in Annex A hereto.
For more details, please read "Exchange Offer—Terms of the Exchange Offer" and "Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures	None.
Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the expiration time. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before the expiration time of the exchange offer. Please read "Exchange Offer—Withdrawal of Tenders."

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender and do not validly withdraw before the expiration time of the exchange offer. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration time of the exchange offer. We will deliver the new notes promptly after the expiration time of the exchange offer. Please read "Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear all expenses related to the exchange offer. Please read "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain U.S. Federal Income Tax Consequences."
Exchange Agent

We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows:

By Registered & Certified Mail:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, Minnesota 55480
By regular mail or overnight courier:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, Minnesota 55479
In person by hand only:
Wells Fargo Bank, N.A. 12th Floor—Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, Minnesota 55402
Eligible institutions may make requests by facsimile at (612) 667-6282 and may confirm facsimile delivery by calling (800) 344-5128.

Terms of the New Notes

        The new notes will be substantially identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes. In this prospectus, we sometimes refer to the new notes and the old notes, collectively, as the "notes."

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please read "Description of New Notes."

Issuers	Midstates Petroleum Company, Inc. and Midstates Petroleum Company LLC.
Midstates Petroleum Company LLC is a wholly owned sole subsidiary of Midstates Petroleum Company, Inc. through which Midstates Petroleum Company, Inc. conducts its business.
Securities Offered	$700.0 million aggregate principal amount of 9.25% Senior Notes due 2021.
Maturity Date	June 1, 2021.
Interest Payment Dates
Interest is payable on the new notes on June 1 and December 1 of each year commencing December 1, 2013. Interest on each new note will accrue from the date of original issuance of the old note tendered in exchange thereof or, if interest has already been paid, from the date the interest on the old note was most recently paid.
Guarantees	Certain of our future domestic subsidiaries will jointly, severally and unconditionally guarantee the notes on a senior basis. As of the date of this prospectus, Midstates Sub is our only subsidiary.
Ranking	The new notes will be our general senior unsecured obligations and will:
• rank senior in right of payment to any of our future subordinated indebtedness;
• rank pari passu in right of payment with any of our existing and future senior indebtedness;

•

rank effectively junior in right of payment to our existing and future secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of our assets constituting collateral securing such indebtedness; and

• rank effectively junior in right of payment to any indebtedness or liabilities of any of our subsidiaries that do not guarantee the notes.

Optional Redemption	On or after June 1, 2016, we may redeem the notes, in whole or in part, at the redemption prices described under "Description of New Notes—Optional Redemption."

Prior to June 1, 2016, we may redeem all or part of the notes at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a make-whole premium and accrued and unpaid interest.

On or prior to May 31, 2014, we may redeem up to $100.0 million of the aggregate principal amount of the notes in an amount not greater than the net cash proceeds of certain equity offerings, at a redemption price equal to 103% of the principal amount of the notes to be redeemed plus accrued and unpaid interest. Prior to June 1, 2016, we may on one or more occasions redeem up to 35% of the aggregate principal amount of the notes (less the amount of notes redeemed pursuant to the preceding sentence) in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 109.25% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest.
Change of Control
Upon a change of control (as defined in "Description of New Notes—Certain Definitions"), unless we exercise our change of control redemption rights as set forth above, we must offer to repurchase the notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date.
Certain Covenants
We will issue the new notes under an indenture, dated May 31, 2013, with Wells Fargo Bank, N.A., as trustee. The indenture contains certain covenants, including, but not limited to, limitations and restrictions on our ability to:
• incur additional indebtedness, guarantee indebtedness or issue certain preferred shares;
• make loans, investments and other restricted payments;
• pay dividends on or make other distributions in respect of, or repurchase or redeem, capital stock;
• create or incur certain liens;
• sell, transfer or otherwise dispose of certain assets;
• enter into certain types of transactions with our affiliates;
• consolidate, merge or sell substantially all of our assets;
• prepay, redeem or repurchase certain debt;
• alter the business we conduct; and
• enter into agreements restricting our subsidiaries' ability to pay dividends.

These covenants are subject to important exceptions and qualifications. See "Description of New Notes—Certain Covenants."

Many of the covenants in the indenture will be suspended if the notes are rated investment grade by both Standard & Poor's Rating Services ("S&P") and Moody's Investor Services, Inc. ("Moody's") and no default has occurred and is continuing.
No Public Market
The new notes are a series of securities for which there is currently no established trading market. A liquid market for the new notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.
Transfer Restrictions	The new notes generally will be freely tradable.
Risk Factors
Please see "Risk Factors" beginning on page 9 herein, beginning on page 22 of our 2012 Annual Report, beginning on page 38 of our First Quarter 2013 Quarterly Report and beginning on page 40 of our Second Quarter 2013 Quarterly Report and the other information in this prospectus and the documents incorporated by reference herein for a discussion of factors you should carefully consider before participating in the exchange offer.

RISK FACTORS

        You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference herein, including those in "Risk Factors" in our 2012 Annual Report, our First Quarter 2013 Quarterly Report and our Second Quarter 2013 Quarterly Report, each of which are incorporated by reference into this prospectus, and other reports and documents that we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the new notes. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Relating to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

        We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes. Please read "Exchange Offer—Procedures for Tendering" and "Description of New Notes."

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offer and sell under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of failing to exchange your old notes in the exchange offer, please read "Exchange Offer—Consequences of Failure to Exchange."

You may find it difficult to sell your new notes.

        The new notes are a new issue of securities and, although the new notes will be registered under the Securities Act, the new notes will not be listed on any securities exchange. Because there is no public market for the new notes, you may not be able to resell them.

        We cannot assure you that an active market will develop for the new notes or that any trading market that does develop will be liquid. If an active market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected. If a market for the new notes develops, they may trade at a discount from their initial offering price. The trading market for the new notes may be adversely affected by:

  •
  changes in the overall market for non-investment grade securities;

  •
  changes in our financial performance or prospects;

  •
  the financial performance or prospects for companies in our industry generally;

  •
  the number of holders of the new notes;

  •
  the interest of securities dealers in making a market for the new notes; and

  •
  prevailing interest rates and general economic conditions.

        Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the new notes, if any, may be subject to similar volatility. Prospective investors in the new notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Some holders who exchange their old notes may be deemed to be underwriters.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Relating to the Notes

We may not be able to generate sufficient cash flows to service all of our indebtedness, including the notes and our 10.75% Senior Notes due 2020, and may be forced to take other actions in order to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on, or to refinance, our debt obligations, including the notes and our 10.75% Senior Notes due 2020 (the "10.75% Senior Notes"), will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flows from operating activities or that future sources of capital will be available to us in an amount sufficient to permit us to service our indebtedness, including the notes and our 10.75% Senior Notes, or to fund our other liquidity needs. If we are unable to generate sufficient cash flows to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold or, if sold, of the timing of the sales and the amount of proceeds that may be realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our credit facility and the indentures governing the notes and our 10.75% Senior Notes restrict our ability to dispose of assets and our use of any of the proceeds. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms, would materially and adversely affect our financial condition and results of operations and our ability to satisfy our obligations under the notes.

        In addition, if we cannot make scheduled payments on our debt, we will be in default and, as a result:

  •
  our debt holders could declare all outstanding principal and interest to be due and payable;

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  the lenders under our revolving credit facility could terminate their commitments to lend us money and foreclose against the assets securing their borrowings; and

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  we could be forced into bankruptcy or liquidation.

        All of these events could result in you losing your investment in the notes.

        Despite our current level of indebtedness, we may incur substantially more debt in the future, which could further exacerbate the risks described above. Furthermore, we are permitted to incur additional debt, under the terms of the credit agreements governing our credit facility, subject to borrowing base availability, and the indentures governing the notes and our 10.75% Senior Notes, subject to certain limitations, which in each case could intensify the related risks that we and our subsidiary now face. See "Description of New Notes."

We may be able to incur substantially more debt. This could exacerbate the risks associated with our indebtedness.

        As of June 30, 2013, our consolidated indebtedness consisted of $221.2 million of borrowings outstanding under our revolving credit facility, $700 million in aggregate principal amount of the old notes and $600 million in aggregate principal amount of the 10.75% Senior Notes, and we would have been able to incur an additional $203.6 million under our revolving credit facility. Our indebtedness could adversely affect our business. In particular, it could increase our vulnerability to sustained, adverse macroeconomic weakness, limit our ability to obtain further financing and limit our ability to pursue certain operational and strategic opportunities. In addition, the covenants contained in the agreements governing our outstanding indebtedness, including the indentures for the notes and our 10.75% Senior Notes, limit, among other things, our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments. Any borrowings under the revolving credit facility will be secured, and as a result, effectively senior to the notes and the guarantees of the notes by any guarantors, to the extent of the value of the collateral securing that indebtedness.

        In addition, the holders of any future debt we may incur that ranks equally with the notes will be entitled to share ratably with the holders of the notes and the 10.75% Senior Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you in such an event. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Payment of principal and interest on the notes will be effectively subordinated to our senior secured debt to the extent of the value of the assets securing that debt and structurally subordinated to the liabilities of any of our future subsidiaries that do not guarantee the notes.

        The notes are not secured. Therefore, the notes will be effectively subordinated to claims of our secured creditors, and any future subsidiary guarantees will be effectively subordinated to the claims of such secured creditors of our subsidiary guarantors. As of June 30, 2013, we and our subsidiaries had approximately $1.5 billion of outstanding senior indebtedness, $221.2 million of which was secured indebtedness, and would have been able to incur an additional $203.6 million under our revolving credit facility. Holders of our secured obligations, including obligations under the credit agreement that governs our revolving credit facility, will have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations. In the event of liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of our subsidiaries will be available to pay obligations on the notes and the guarantees only after holders of our senior secured debt have been paid the value of the assets securing such debt. In the future, under certain circumstances, we may have subsidiaries that are not guarantors and guarantees are subject to release under certain circumstances. In that case, the notes would be structurally subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        We are subject to interest rate risk in connection with borrowings under our credit facility, which bears interest at variable rates. Interest rate changes will not affect the market value of any debt incurred under such facility, but could affect the amount of our interest payments, and accordingly, our future earnings and cash flows, assuming other factors are held constant. We currently do not have any interest rate hedging arrangements with respect to the credit facility. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility; however, any swaps we enter into may not fully mitigate our interest rate risk. A significant increase in prevailing interest rates, which results in a substantial increase in the interest rates applicable to our interest expense could have a material adverse effect on our financial condition and results of operations.

Restrictive covenants may adversely affect our operations.

        Our credit facility and the indentures governing the notes and the 10.75% Senior Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including our ability, among other things, to:

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  incur or assume additional debt or provide guarantees in respect of obligations of other persons;

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  issue redeemable stock and preferred stock;

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  pay dividends or distributions or redeem or repurchase capital stock;

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  prepay, redeem or repurchase certain debt;

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  make loans and investments;

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  create or incur liens;

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  restrict distributions from our subsidiaries;

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  sell assets and capital stock of our subsidiaries;

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  consolidate or merge with or into another entity, or sell all or substantially all of our assets; and

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  enter into new lines of business.

        A breach of the covenants under the indentures governing the notes or the 10.75% Senior Notes, or under the revolving credit facility, could result in an event of default under the applicable indebtedness. An event of default may allow the creditors to accelerate the related debt and may result in an acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our credit facility would permit the lenders under the facility to terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our revolving credit facility could proceed against the collateral granted to them to secure that debt.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of a change of control (as defined in the indenture governing the notes), unless we exercise our change of control redemption right (as described in "Description of New Notes—Optional Redemption"), we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. The holders of our outstanding 10.75% Senior Notes have substantially the same right. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds and our credit facility may restrict us from making such a repurchase. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our credit facility or other senior debt, as applicable. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross-default under our credit facility. Our credit facility also provides that a change of control, as defined in our credit facility, will be an event of default that permits lenders to accelerate the maturity of borrowings under the agreement and, if that debt is not paid, to enforce security interests in the collateral securing that debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer-to-purchase provisions to the holders of the notes. Accordingly, to avoid the obligation to repurchase the notes, events of default and potential breaches of our credit facility, we may decline business opportunities that could involve a change of control that would otherwise be beneficial to us.

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred following a sale of "substantially all" of our assets.

        A change of control, as defined in the indenture governing the notes, will require us to make an offer to repurchase all of the notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by both S&P and Moody's and no default has occurred and is continuing.

        Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by both S&P and Moody's, provided at such time no default with respect to the notes has occurred and is continuing. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See "Description of Notes—Certain Covenants—Covenant Suspension."

Any guarantees by our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

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  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

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  was insolvent or rendered insolvent by reason of such incurrence;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred.

        Generally, however, a subsidiary guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  the present saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

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  it could not pay its debts as they became due.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        There is no established public market for the notes. We do not intend to have the notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. At the time of the issuance of the old notes, the initial purchasers advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the notes and, if commenced, they may discontinue their market-making activities at any time without notice. In addition, such market-making activities may be limited during this exchange offer or while the effectiveness of this shelf registration statement is pending. Therefore, we cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. The liquidity of any market for the notes will depend on a number of factors, including:

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  the number of holders of notes;

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  our operating performance and financial condition;

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  our ability to complete the offer to exchange the old notes for the new notes;

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  the market for similar securities;

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  the interest of securities dealers in making a market in the old notes or the new notes; and

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  prevailing interest rates.

        Even if an active trading market for the notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes.

We may be unable to repay or repurchase the notes at maturity.

        At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If upon the maturity date other arrangements prohibit us from repaying the notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, we would be unable to repay the notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our company or the notes, if any, could cause the liquidity or market value of the notes to decline.

        Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of the industry. In addition, the notes have been rated by Moody's and S&P and may in the future be rated by additional rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any downgrade, suspension or withdrawal of a rating by a rating agency of us or the notes (or any anticipated downgrade, suspension or withdrawal) could reduce the liquidity or market value of the notes. Any future lowering of our ratings or the ratings of the notes may make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, or there is a negative change to our ratings, you may lose some or all of the value of your investment in the notes.

The market price for the notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are substantially identical to the form and terms of the old notes, except the new notes do not include certain transfer restrictions, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change to our outstanding indebtedness.

 EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        At the closing of the offering of the old notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

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  file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

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  use commercially reasonable efforts to have the exchange offer completed no later than 400 days after May 31, 2013.

        Upon the SEC's declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for surrender of the old notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

        For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the date of original issuance or, if interest has already been paid, from the last interest payment date on which interest was paid on the surrendered old note. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker dealer who holds old notes that were acquired for its own account as a result of market making activities or other trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        The preceding agreement is needed because any broker dealer who acquires old notes for its own account as a result of market making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker dealer who held old notes acquired for its own account as a result of market making activities or other trading activities, other than old notes acquired directly from us or one of our affiliates.

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

  •
  will not be able to rely on the interpretation of the staff of the SEC,

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  will not be able to tender its old notes in the exchange offer, and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under "—Procedures for Tendering—Your Representations to Us."

        We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

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  the exchange offer is not permitted by applicable law or SEC policy;

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  the exchange offer is for any reason not consummated within 400 days of May 31, 2013; or

  •
  any holder notifies us that:

  •
  the holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

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  the holder may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder; or

  •
  the holder is a broker-dealer and holds old notes acquired directly from us or one of our affiliates that are not freely tradable, and such holder cannot participate in the exchange offer.

        We have agreed to use commercially reasonable efforts to cause any shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) on or before the 90th day after the date the shelf registration statement was filed. We refer to the date the shelf registration statement is required to be filed as the "shelf filing deadline." The shelf filing deadline is as soon as practicable, but in any event on or prior to 30 days after the date the obligation to file the shelf registration statement arises. We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective for a period of one year following the effective date of the shelf registration statement (or for such shorter period that terminates when all the old notes covered by the shelf registration statement have been sold).

        The registration rights agreement provides that, in the event (i) the exchange offer is not consummated within 400 days of May 31, 2013, (ii) a shelf registration statement, if required, is not declared effective (or does not automatically become effective) on or prior to the 90th calendar day following any shelf filing deadline, or (iii) any required shelf registration statement ceases to remain effective or becomes unusable in connection with resale for more than 30 calendar days (each such event referred to in clauses (i) through (iii) above, a "Registration Default"), the interest rate on the old notes will be increased by 1.0% per annum, until the earlier of the completion of the exchange offer or until no Registration Default is in effect, at which time the increased interest shall cease to accrue and shall be reduced to the original interest rate of the old notes.

        Holders of the old notes will be required to make certain representations to us (as described under "—Procedures for Tendering—Your Representations to Us" and as set forth in Item 5 of the accompanying letter of transmittal) in order to participate in the exchange offer and will be required to deliver information to be used in connection with any shelf registration statement and to provide comments on any shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

        If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

        This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement that includes this prospectus.

        Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreement. Please read "—Consequences of Failure to Exchange."

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration time of the exchange offer. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in denominations of $2,000 or integral multiples of $1,000 in excess thereof. We will deliver the new notes promptly after the expiration time of the exchange offer.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered in the exchange offer.

        As of the date of this prospectus, $700.0 million in aggregate principal amount of the old notes is outstanding. This prospectus is being sent to DTC, the sole registered holder of the old notes, as of the date of this prospectus. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes whose holders do not tender the old notes for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read "—Fees and Expenses."

        We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer, as applicable.

Expiration Time

        The exchange offer will expire at 5:00 p.m., New York City time, on                    , 2013, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        To extend the exchange offer, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will notify the holders of old notes of the extension via a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion to:

  •
  extend the exchange offer;

  •
  delay accepting any old notes; or

  •
  terminate the exchange offer;

by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to holders of the old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

        We will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

        Additionally, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the exchange agent and the holders of the old notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

        To participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

        If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

        All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the old notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read "Plan of Distribution."

        Determinations Under the Exchange Offer.    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly after the expiration time of the exchange offer.

        When We Will Issue New Notes.    In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to the expiration time of the exchange offer:

  •
  a book-entry confirmation of such old notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        Return of Old Notes Not Accepted or Exchanged.    If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly upon the expiration or termination of the exchange offer, as applicable.

        Your Representations to Us.    By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes in violation of the provisions of the Securities Act;

  •
  you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act); and

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of the new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration time of the exchange offer. For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures.

        We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under "—Procedures for Tendering" above at any time prior to the expiration time of the exchange offer.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

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  SEC registration and filing fees;

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  fees and expenses of the exchange agent and trustee;

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  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes in the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes in the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange your old notes for new notes in the exchange offer, the old notes you hold will remain outstanding and continue to accrue interest, but will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register the old notes under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes to be accrued over the life of the notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under "—Fees and Expenses."

Other

        Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF NEW NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the terms "we," "our" and "us" refer to Midstates Petroleum Company, Inc. and its consolidated Subsidiaries, the term "Company" refers only to Midstates Petroleum Company, Inc. and not to any of its Subsidiaries, the term "Co-Issuer" refers only to Midstates Petroleum Company LLC and the term "Issuers" refers to both the Company and the Co-Issuer. References to the "notes" in this section of the prospectus include both the old notes issued on May 31, 2013 and the new notes, unless the context otherwise requires.

        The new notes will be issued, and the old notes were issued, under an indenture, dated as of May 31, 2013 among the Issuers and Wells Fargo Bank, National Association, as trustee. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

        If the exchange offer is consummated, holders of the old notes who do not exchange their notes for new notes will vote together with the holders of the new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised by specified minimum percentages of the aggregate principal amount of all notes issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of any old notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references in this "Description of New Notes" to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such old notes and the new notes outstanding.

Brief Description of the Notes and the Note Guarantees

The Notes

        Like the old notes, the new notes:

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  will be general unsecured obligations of the Issuers;

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  will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of the Issuers, including the outstanding 10.75% Senior Notes due 2020;

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  will be senior in right of payment to any future subordinated Indebtedness of the Issuers;

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  will be effectively subordinated to all secured Indebtedness of the Issuers (including our senior credit facility) to the extent of the value of the assets securing such Indebtedness; and

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  will be unconditionally guaranteed on a senior unsecured basis by certain of our future Restricted Subsidiaries as provided herein.

        Substantially all of the personal property and all other material assets of the Issuers have been pledged to secure our obligations to our secured creditors, including our obligations under our senior credit facility. In the event our secured creditors exercise their rights with respect to their pledged assets, our secured lenders would be entitled to be repaid in full from the liquidation of those assets before those assets would be available for distribution to our other creditors, including holders of the notes. See "Risk Factors—Risks Relating to the Notes—Payment of principal and interest on the notes will be effectively subordinated to our senior secured debt to the extent of the value of the assets securing that debt and structurally subordinated to the liabilities of any of our future subsidiaries that do not guarantee the notes."

The Note Guarantees

        The new notes, like the old notes, may be guaranteed by certain of our future Restricted Subsidiaries.

        Each guarantee of the new notes:

  •
  will be a general unsecured obligation of that Guarantor;

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  will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor;

  •
  will be effectively subordinated to all secured Indebtedness of that Guarantor (including our senior credit facility) to the extent of the value of the assets securing such Indebtedness; and

  •
  will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        Our current sole Subsidiary, Midstates Petroleum Company LLC, is a Co-Issuer of the notes. Under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as Unrestricted Subsidiaries. Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes, and if we designate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, the Guarantee of such Subsidiary will be released.

Principal, Maturity and Interest

        The Issuers have issued $700.0 million in aggregate principal amount of the old notes. In addition to the new notes issued in the exchange offer, the Issuers may issue an unlimited amount of additional notes under the indenture from time to time. Any issuance of additional notes will be subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity." The old notes, the new notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on June 1, 2021.

        Interest on the notes accrues at the rate of 9.25% per annum and is payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2013. The Issuers will make each interest payment to the holders of record on the immediately preceding May 15 and November 15.

        Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of the Company's Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

        Our current sole Subsidiary, Midstates Petroleum Company LLC, is a Co-Issuer of the notes. The notes will be unconditionally guaranteed by the Company's future wholly-owned Domestic Subsidiaries (other than the Co-Issuer) that guarantee Indebtedness of the Company, subject to certain exceptions described under "Certain Covenants—Additional Note Guarantees." These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Relating to the Notes—Any guarantees by our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees."

        Except in a transaction in which its Note Guarantee will be released as provided below, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than an Issuer or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either: (a) such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Note Guarantee pursuant to a supplemental indenture reasonably satisfactory to the trustee or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

          (1)   in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale, disposition or transfer does not violate the "Asset Sale" provisions of the indenture;

          (2)   in connection with any sale, disposition or transfer of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary such that the Guarantor is no longer a Restricted Subsidiary, if the sale, disposition or transfer does not violate the "Asset Sale" provisions of the indenture;

          (3)   if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

          (4)   upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge"; or

          (5)   upon the release or discharge of such Guarantors' guarantee under the Credit Agreement or such other Indebtedness that triggered such Guarantor's Note Guarantee.

Optional Redemption

        Except as set forth below, the notes will not be redeemable at the Issuers' option prior to June 1, 2016. The Issuers are not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.

        On or prior to May 31, 2014, the Issuers may redeem up to $100.0 million of the aggregate principal amount of the notes issued under the indenture (including any additional notes issued after the Issue Date) in an amount not greater than the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 103% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (the "Redemption Date"), subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date. At any time prior to June 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including any additional notes issued after the Issue Date), less the amount of notes redeemed pursuant to the previous sentence, at a redemption price of 109.25% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the Redemption Date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date, in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

          (1)   at least 50% of the aggregate principal amount of notes issued under the indenture (excluding notes held by the Company and its Subsidiaries, including the Co-Issuer) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        On or after June 1, 2016, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to, but not including, the applicable Redemption Date, if redeemed during the 12-month period beginning on June 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	106.938%
2017	104.625%
2018	102.313%
2019 and thereafter	100.000%

        At any time prior to June 1, 2016, the Issuers may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, Redemption Date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        In addition, the notes are subject to redemption as provided below under "—Repurchase at the Option of Holders—Change of Control."

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable Redemption Date.

        Any notice of any redemption may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1)   if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2)   if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of notes in global form, based on a method as the depository for the notes may require that most nearly approximates a pro rata selection).

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption unless redemption is conditioned upon the closing of a specified transaction or other condition precedent. On and after the Redemption Date, interest ceases to accrue on notes or portions of notes called for redemption.

Mandatory Redemption

        The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice; provided that a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes accepted for payment; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described above, purchase all of the notes validly tendered and not withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain. See "Risk Factors—Risks Relating to the Notes—You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred following a sale of "substantially all" of our assets."

        The provisions under the Indenture relative to the Issuers' obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified or terminated with the written consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) prior to the occurrence of such Change of Control.

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the aggregate consideration received from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents, Marketable Securities or Additional Assets, or any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note

    Guarantee) that are assumed by the transferee of any such assets and as a result of which the Company or such Restricted Subsidiary is released from further liability;

            (b)   any securities, notes, other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

            (c)   any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of (x) 3.5% of Adjusted Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and (y) $50.0 million; and

            (d)   any Capital Stock or assets of the kind referred to in clause (2), (4) or (5) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may:

          (a)   apply such Net Proceeds, at its option:

            (1)   to repay (w) Indebtedness and other Obligations under a Credit Facility, (x) any Indebtedness that was secured by the assets sold in such Asset Sale, (y) other Indebtedness of the Company or a Guarantor that is not subordinated in right of payment to the notes or the Note Guarantees, as applicable, or (z) Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Company or a Subsidiary of the Company;

            (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided that in the case of any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary;

            (3)   to make a capital expenditure;

            (4)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

            (5)   to invest in Additional Assets; or

          (b)   enter into a binding commitment to apply the Net Proceeds pursuant to clauses (a) (2), (3), (4) or (5) above; provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 365 day period.

        Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." Not later than the 366th day (or such later date as permitted by clause (2)(b) of the first paragraph of this covenant) from the later of the date of such Asset Sale or the receipt of such Net Proceeds, if the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten Business Days thereof, the Issuers will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing the Issuers' other Indebtedness, including the Credit Agreement, contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuers. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of their senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers' failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuers' ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers' then existing financial resources. See "Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the notes upon a change of control."

Certain Covenants

Covenant Suspension

        During any period of time and beginning on the day that (a) the notes have an Investment Grade Rating and (b) no Default or Event of Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to the provisions of the indenture described under:

          (1)   "—Repurchase at the Option of Holders—Asset Sales";

          (2)   "—Restricted Payments";

          (3)   "—Incurrence of Indebtedness and Issuance of Preferred Equity";

          (4)   "—Dividend and Other Payment Restrictions Affecting Subsidiaries";

          (5)   "—Designation of Restricted and Unrestricted Subsidiaries";

          (6)   "—Transactions with Affiliates";

          (7)   clause (4) of the covenant described below under the caption "—Merger, Consolidation or Sale of Assets"; and

          (8)   "—Business Activities."

        If the Company and its Restricted Subsidiaries are not subject to these covenants for any period of time as a result of the previous sentence (a "Fall-Away Period") and, subsequently, the ratings assigned to the notes are withdrawn or downgraded so the notes no longer have an Investment Grade Rating or an Event of Default (other than with respect to a suspended covenant) occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to these covenants. The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing, the continued existence after the end of the Fall-Away Period of facts and circumstances or obligations arising from transactions which occurred during a Fall-Away Period shall not constitute a breach of any covenant set forth in the indenture or cause an Event of Default thereunder.

        There can be no assurance that the notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (x) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2)   the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Start Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18) and (19) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2012 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

            (b)   100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company since the Start Date (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock, Designated Preferred Stock, Excluded Contributions or Cash Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

            (c)   to the extent that any Restricted Investment that was made after the Start Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

            (d)   to the extent that any Unrestricted Subsidiary of the Company designated as such after the Start Date is redesignated as a Restricted Subsidiary after the Start Date or has been merged into, consolidated or amalgamated with or into, or transfers or conveys its assets to, the Company or a Restricted Subsidiary, 100% of the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed; plus

            (e)   100% of any dividends or distributions received by the Company or a Restricted Subsidiary after the Start Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

          (2)   the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

          (3)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (4)   the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

          (5)   the repurchase, redemption or other acquisition or retirement (or dividends or distributions to any direct or indirect parent company of the Company to finance any such repurchase, redemption or other acquisition or retirement) for value of any Equity Interests of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company pursuant to any equity subscription agreement, stock option agreement, shareholders' or members' agreement or similar agreement, plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, that the amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent company of the Company that occurs after the Start Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition, or dividend or distribution will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph); plus

            (b)   the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Start Date;

  (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any single calendar year);

          (6)   the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

          (7)   the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued on or after the Start Date in accordance with the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity";

          (8)   Permitted Payments to Parent;

          (9)   purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

          (10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Start Date and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Start Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company could incur an additional $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio, and (B) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the net cash proceeds actually received by the Company (including any such proceeds contributed to the Company by any direct or indirect parent company of the Company) from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Start Date;

          (11) any payments made in connection with the consummation of the Panther Transactions (including the consummation of this initial offering of the notes) and the fees and expenses related thereto or used to fund amounts owed to Affiliates;

          (12) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions previously received by the Company and its Restricted Subsidiaries;

          (13) other Restricted Payments in an aggregate amount not to exceed the greater of (x) $80.0 million and (y) 3.5% of Adjusted Consolidated Net Tangible Assets since the Start Date;

          (14) the satisfaction of change of control obligations and asset sale obligations once the Company has fulfilled its obligations under the indenture with respect to a Change of Control or an Asset Sale;

          (15) the repayment of intercompany debt that was permitted to be incurred under the indenture;

          (16) cash dividends or other distributions on the Company's Capital Stock used to, or the making of loans to any direct or indirect parent of the Company to, fund the payment of fees and expenses owed by the Company or its Restricted Subsidiaries to Affiliates, to the extent permitted by the covenant described under "—Transactions with Affiliates";

          (17) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the payment of dividends or distributions on the Company's common equity (or the payment of dividends or distributions to a direct or indirect parent company of the Company to fund the payment by such parent company of dividends or distributions on its common equity) of up to 6.0% per calendar year of the net proceeds received by the Company from any public Equity Offering or contributed to the Company by a direct or indirect parent company of the Company from any public Equity Offering; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

          (18) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries; and

          (19) any Restricted Payment made to fund the declaration and payment of dividends (i) in additional shares of the Mandatorily Convertible Preferred Stock or (ii) by increasing the liquidation preference, in accordance with the terms of the Certificate of Designations, to holders of the Mandatorily Convertible Preferred Stock.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (19) above or is entitled to be made pursuant to the first paragraph above, the Company shall, in its sole discretion, be entitled to divide or classify such Restricted Payment (or portion thereof) on the date made or later divide or reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Equity

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred equity, if on the date thereof the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   the incurrence under Credit Facilities by (a) the Company or any of its Restricted Subsidiaries of additional Indebtedness and letters of credit and bankers' acceptances thereunder in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $425.0 million, (ii) 30.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom and (iii) the Borrowing Base and (b) any Foreign Subsidiary in an aggregate principal amount under this clause (1) not to exceed $60.0 million, in each case outstanding at any one time;

          (2)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent outstanding on the Issue Date;

          (3)   the incurrence by the Issuers or any Guarantors (including any future Guarantor) of Indebtedness represented by (a) the old notes and the related Note Guarantees and (b) the exchange notes and the related exchange guarantees to be issued pursuant to the registration rights agreement;

          (4)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $40.0 million and (y) 1.5% of Adjusted Consolidated Net Tangible Assets;

          (5)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (12) or (16) of this paragraph;

          (6)   the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

            (b)(i)  any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Company or a Restricted Subsidiary, and

            (b)   any sale or other transfer of any such preferred equity to a Person that is not either the Company or a Restricted Subsidiary,

  will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (7);

          (8)   the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations other than for speculative purposes;

          (9)   the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant (including the first paragraph hereof); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

          (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers' acceptances, performance, surety or similar bonds and letters of credit or completion or performance guarantees (including without limitation, performance guarantees pursuant to supply agreements or equipment leases), or other similar obligations in the ordinary course of business or consistent with past practice;

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

          (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred equity of the Company or any Restricted Subsidiary incurred or issued to finance an acquisition or of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the indenture; provided, however, that for any such Indebtedness outstanding under this clause (12) in excess of $20.0 million, after giving effect to such acquisition and the incurrence of such Indebtedness, Disqualified Stock and preferred equity either:

            (a)   the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

            (b)   the Fixed Charge Coverage Ratio would not be less than immediately prior to such acquisition;

          (13) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

          (14) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference at any time outstanding not to exceed the greater of (x) $80.0 million and (y) 3.5% of the Company's Adjusted Consolidated Net Tangible Assets (it being understood that any Indebtedness, Disqualified Stock or preferred equity incurred pursuant to this clause (15) shall cease to be deemed incurred or outstanding for purposes of this covenant from and after the date on which the Company could have incurred such Indebtedness or Disqualified Stock or preferred equity under the first paragraph of this covenant without reliance upon this clause (15)); and

          (16) Contribution Indebtedness.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses (or paragraphs), although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this covenant.

        The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity (including the Mandatorily Convertible Preferred Stock) in the form of additional shares of the same class of Disqualified Stock or preferred equity (including the Mandatorily Convertible Preferred Stock) and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC-815) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity (including the Mandatorily Convertible Preferred Stock) for purposes of this covenant; provided, in each such case (other than preferred stock that is not Disqualified Stock, including the Mandatorily Convertible Preferred Stock), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the Fair Market Value of such assets at the date of determination; and

            (b)   the amount of the Indebtedness of the other Person.

Liens

        The Company will not, and will not permit any Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (the "Initial Lien") of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, securing Indebtedness of the Company or the Guarantors unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

        Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries (other than the Co-Issuer) that is not a Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Co-Issuer) that is not a Guarantor to:

          (a)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (b)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (c)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   agreements governing Indebtedness outstanding on the Issue Date, the Credit Agreement and Credit Facilities and the related documentation and related Hedging Obligations as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

          (2)   the indenture, the notes and the Note Guarantees (including any additional notes and related guarantees under the indenture);

          (3)   applicable law, rule, regulation, order, approval, license, permit or similar restriction;

          (4)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5)   non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;

          (6)   purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (c) of the preceding paragraph;

          (7)   any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending closing of the sale or other disposition;

          (8)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (10) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Company's Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

          (11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

          (12) restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

          (13) other Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries that is incurred subsequent to the Issue Date pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Equity";

          (14) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary;

          (15) contractual encumbrances or restrictions in effect on the Issue Date, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

          (16) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of "Permitted Business Investment";

          (17) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

          (18) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;

          (19) provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary in connection with a sale and lease back transaction;

          (20) in the case of clause (c) of the preceding paragraph, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, sublease, license or similar contract (including any agreements or contracts related to Oil and Gas Properties), or the assignment or transfer of any such, license (including without limitations, licenses of intellectual property) or other contracts; and

          (21) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (20); provided that such amendments or refinancings are not materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing.

Merger, Consolidation or Sale of Assets

        The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:

          (1)   either (a) the Company is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

          (3)   immediately after such transaction, no Default or Event of Default exists; and

          (4)   (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity" or (b) the Fixed Charge Coverage Ratio for the successor entity and its Restricted Subsidiaries would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

        In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

          (1)   a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

          (2)   any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), involving aggregate consideration in excess of $2.0 million, unless:

          (1)   the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Company delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Company.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement, employee benefit plan, pension plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

          (2)   transactions (including a merger) between or among the Company and/or any of its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company;

          (5)   any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or to any director, officer, employee or consultant of the Company or any direct or indirect parent company of the Company, and the granting and performance of registration rights;

          (6)   Restricted Payments and Investments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments," or Permitted Payments to Parent;

          (7)   the entering into any agreement to pay, and the payment of, customary annual management, consulting, monitoring and advisory fees to the Equity Investors in an amount not to exceed in any four quarter period the greater of (x) $5.0 million and (y) 2.0% of Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period and related expenses;

          (8)   loans or advances to employees or consultants in the ordinary course of business or consistent with past practice;

          (9)   any transaction effected as part of a Qualified Receivables Financing;

          (10) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

          (11) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any acquisition agreements or members' or stockholders agreement or related documents to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (11) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or such new agreement are not otherwise more disadvantageous to the holders of the notes taken as a whole than the original agreement as in effect on the Issue Date;

          (12) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Company or senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (13) (x) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

          (14) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary;

          (15) transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not materially more disadvantageous to the holders of the notes, taken as a whole);

          (16) payments to the Equity Investors made for any financial advisory, financing or other investment banking activities, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors; and

          (17) any sale of oil, natural gas or other Hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Commodity Agreements, gas gathering, transportation or processing contracts, drilling contracts, operating agreements or oil or natural gas marketing or exchange contracts with an Affiliate of the Company, in each case, in the ordinary course of business, so long as the terms of any such transaction are approved by a majority of the directors of the Board of Directors who are disinterested with respect to such transaction.

Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

        If the Company or any of its Restricted Subsidiaries acquires or creates another wholly owned Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary, if such Subsidiary guarantees any Indebtedness of the Company (unless such Subsidiary is a Receivables Subsidiary), will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it (i) ceases to be an Immaterial Subsidiary or (ii) guarantees the Credit Agreement.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary, other than the Co-Issuer, to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Company could incur such Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Incurrence of Indebtedness and Issuance of Preferred Equity," or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and (2) no Default or Event of Default would be in existence following such designation.

Payment for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any cash consideration to or for the benefit of any holder of notes for any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that are qualified institutional buyers within the meaning of Rule 144A and that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        So long as any of the notes are outstanding, the Company shall file with the SEC, to the extent such submissions are accepted for filing by the SEC, and shall provide to the Trustee (within 15 days after it files (or would have been required to file) with the SEC), all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q as if the Company were a non-accelerated filer and were required to file such forms; provided that the foregoing delivery requirements shall be deemed satisfied if the required reports are filed for public availability with the SEC or made publicly available on the Company's website.

        In addition, the Issuers and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Company becomes a guarantor of the notes, the Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

        Each of the following is an "Event of Default":

          (1)   default for 30 days in the payment when due of interest on the notes;

          (2)   default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

          (3)   failure by the Company or any of its Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

          (4)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date (but excluding Indebtedness owing to the Company or a Restricted Subsidiary), if that default:

            (a)   is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

          (5)   failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary, or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary, to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

          (6)   except as permitted by the indenture, any Note Guarantee of any Restricted Subsidiary that is a Significant Subsidiary of the Company or group of the Company's Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for ten days; and

          (7)   certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes, including all principal, interest and premium, if any, to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting Payment Default) will be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuers deliver an Officer's Certificate to the trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

          (2)   holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

          (3)   such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default that has not been cured, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

        To the extent permitted by law no director, manager, officer, employee, incorporator, stockholder or member of either of the Issuers, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

        The Issuers may at any time, at the option of the Board of Directors evidenced by a resolution set forth in an Officer's Certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

          (2)   the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants (including the obligation to make Change of Control Offers and Asset Sale Offers, their obligations under the covenants described in "—Certain Covenants," and the cross-acceleration provision and judgment default provisions described under "—Events of Default and Remedies") that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes.

        In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular Redemption Date;

          (2)   in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6)   the Issuers must deliver to the trustee an Officer's Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

          (7)   the Issuers must deliver to the trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected thereby, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or extend the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (for the avoidance of doubt, the provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders" are not redemptions of the notes);

          (3)   reduce the rate of or extend the time for payment of interest, including default interest, on any note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the Payment Default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the notes;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or impair the rights of holders of notes to receive payments of principal of, or interest or premium on, the notes;

          (7)   waive a redemption payment with respect to any note (for the avoidance of doubt, a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders" is not a redemption payment);

          (8)   release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9)   make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of the Issuers' or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer's or such Guarantor's assets, as applicable;

          (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (6)   to conform the text of the indenture, the Note Guarantees or the notes to any provision of the Description of Notes contained in the final offering memorandum for the old notes to the extent that such provision in such Description of Notes dated May 23, 2013 was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

          (7)   to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date; or

          (8)   to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes and to release any Guarantor from a Note Guarantee in accordance with the terms of the indenture.

        The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1)   either:

            (a)   all notes that have been authenticated and, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

            (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or may be called for redemption within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal and interest) on the notes not delivered to the trustee for cancellation;

          (2)   the Issuers or any Guarantor have paid or caused to be paid all other sums payable by them under the indenture; and

          (3)   the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the Redemption Date, as the case may be.

        In addition, the Issuers must deliver an Officer's Certificate to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of any of the Issuers or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or (iii) resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care that a prudent person would use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Assets" means:

          (1)   any properties or assets to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

          (2)   capital expenditures and drilling expenses by the Company or a Restricted Subsidiary in the Oil and Gas Business;

          (3)   the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (4)   Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

        "Additional Interest" means, at any time, all additional interest then owing pursuant to the registration rights agreement.

        "Adjusted Consolidated Net Tangible Assets" of the Company means (without duplication), as of the date of determination, the remainder of:

          (a)   the sum of:

              (i)  discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

              (A)  estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and

              (B)  estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from

              (C)  estimated proved oil and gas reserves produced or disposed of since such year end, and

              (D)  estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines, in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers;

             (ii)  the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements;

            (iii)  the Net Working Capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

            (iv)  the greater of

              (A)  the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, and

              (B)  the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements; provided that if no such appraisal has been performed the Company shall not be required to obtain such an appraisal and only clause (iv)(A) of this definition shall apply;

        minus

          (b)   the sum of (without duplication):

              (i)  Minority Interests;

             (ii)  any net production or gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) above of this definition);

            (iii)  to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Production Payments and Reserve Sales (determined, if applicable, using the schedules specified with respect thereto); and

            (iv)  the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

        If the Company changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of the note; and

          (2)   the excess of:

            (a)   the present value at such Redemption Date of (i) the redemption price of the note at June 1, 2016 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the note through June 1, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

            (b)   the principal amount of the note.

        Calculation of the Applicable Premium will be made by the Issuers or on behalf of the Issuers by such person as the Issuers shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the trustee.

        "Asset Acquisition" means:

          (1)   an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary; or

          (2)   the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such

  Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means:

          (1)   the sale, lease (including by means of Production Payments and Reserve Sales but excluding an operating lease entered into in the ordinary course of the Oil and Gas Business), conveyance or other disposition of any assets or rights of the Company and its Restricted Subsidiaries not in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales"; and

          (2)   the issuance or sale of Equity Interests in any of the Company's Restricted Subsidiaries (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity" and directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets or Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $20.0 million;

          (2)   a transfer of assets between or among the Company and any of its Restricted Subsidiaries;

          (3)   an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (4)   the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property;

          (5)   the sale or discounting of accounts receivable in the ordinary course of business;

          (6)   any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties;

          (7)   any sale of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

          (8)   the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

          (9)   a sale of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" to a Receivables Subsidiary in a Qualified Receivables Financing;

          (10) a transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

          (11) a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

          (12) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (13) the granting of Liens not otherwise prohibited by the indenture;

          (14) the surrender, or waiver of contract rights, oil and gas leases, or settlement, release or surrender of contract, tort or other claims;

          (15) any exchange of assets related to a Permitted Business of comparable market value, as determined in good faith by the Company;

          (16) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

          (17) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

          (18) a disposition of Oil and Gas Properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

          (19) the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur;

          (20) a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition;

          (21) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including sale and lease back transactions and asset securitizations permitted by the indenture; and

          (22) the early termination or unwinding of any Hedging Obligations.

        In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or any portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

          (3)   with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means at any date an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus (c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, in each case for the Company and its Restricted Subsidiaries, as estimated by the Company in a reserve report prepared by the Company's petroleum engineers and calculated in accordance with SEC guidelines in all material respects (before any state or federal or other income tax).

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Company or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancing thereof) (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as a Capital Lease Obligation or Indebtedness.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Contributions" means the aggregate amount of cash contributions made to the capital of the Issuers or any Guarantor described in the definition of "Contribution Indebtedness."

        "Cash Equivalents" means:

          (1)   United States dollars or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition;

          (6)   securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody's or S&P, and, in each case, maturing within one year after the date of acquisition;

          (7)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

          (8)   Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A-2" from Moody's with maturities of 24 months or less from the date of acquisition.

        "Certificate of Designations" means the certificate of designations of the Company establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Mandatorily Convertible Preferred Stock as in effect on the Issue Date.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act), other than the Permitted Holders; or

          (2)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company measured by voting power rather than number of shares, other than any merger or consolidation as a result of which the holders of a majority of the Company's Voting Stock (measured by voting power rather than number of shares) immediately prior to such transaction continue to own at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the Person surviving or resulting from such transaction or any parent thereof.

        Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity

Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no "person" Beneficially Owns more than 50% of the Voting Stock of such entity.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment Date" has the meaning assigned to that term in the indenture governing the notes.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Agreements" means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication to the extent the same was deducted in calculating Consolidated Net Income:

          (1)   provision for taxes based on income, profits or capital, including without limitation state, franchise and similar taxes, of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (2)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (3)   depreciation, depletion, amortization (including amortization of goodwill and other intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets (including pursuant to the application of ASC-350 and ASC-360) and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (4)   the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, integration, business optimization, systems establishment cost or excess pension, OPEB, curtailment or other excess charges); plus

          (5)   the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

          (6)   the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Equity Investors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $5.0 million and (y) 2.0% of Consolidated Cash Flow of the Company and its Restricted Subsidiaries for each period; plus

          (7)   accretion of asset retirement obligations in accordance with ASC-410 and any similar accounting in prior periods; minus

        (B)(1) non-cash items increasing such Consolidated Net Income for such period, other than accruals of revenue in the ordinary course of business or any items which represent the reversal of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required; and (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, income, expenses and charges from litigation and arbitration settlements, severance, relocation and other restructuring costs), including, without limitation, any severance or relocation expense, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or incurrence or repayment of Indebtedness (in each case, whether or not successful), including all fees, expenses and charges, in each case shall be excluded;

          (2)   any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

          (3)   any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

          (4)   any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations or other derivative instruments shall be excluded;

          (5)(A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Company or a Restricted Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary thereof in excess of the amount included in clause (A);

          (6)   any increase in depreciation, accretion, depletion or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the Issue Date shall be excluded;

          (7)   accruals and reserves that are established within 12 months after an acquisition's closing date and that are so required to be established as a result of such transaction in accordance with GAAP or as a result of a modification of accounting policies shall be excluded;

          (8)   any impairment charges, including those resulting from the application of ASC-350 or ASC-360, and the amortization of intangibles, including those pursuant to ASC-805, or asset write-offs and write-downs shall be excluded;

          (9)   any long-term incentive plan accruals and any non-cash compensation expense, including non-cash expenses realized from grants of restricted stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

          (10) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded;

          (11)(A) any unrealized non-cash gains or losses or charges in respects of Hedging Obligations (including those resulting from the application of ASC-815), (B) any foreign exchange gains and losses and (C) any adjustments for financial instruments, derivatives or Hedging Obligations required by GAAP shall be excluded except for any realized exchange gains or losses on derivative instruments which are included as offsets to operating items as part of a designated hedging relationship shall be excluded;

          (12) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Restricted Payments," the Net Income of any Restricted Subsidiary (other than the Co-Issuer) that is not a Subsidiary Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Company or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

          (13) the cumulative effect of a change in accounting principles will be excluded.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security thereof,

          (2)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such obligation against loss in respect thereof.

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Contribution Indebtedness" means Indebtedness of the Issuers or any Guarantor in an aggregate principal amount not greater than 100% of the aggregate amount of Cash Contributions (other than Excluded Contributions) made to the equity capital of the Issuers or such Guarantor after the Issue Date; provided that such Contribution Indebtedness (x) is incurred within 180 days after the making of such Cash Contributions and (y) is designated as Contribution Indebtedness pursuant to an Officer's Certificate on the incurrence date thereof.

        "Credit Agreement" means that certain amended and restated credit agreement, as amended, dated as of June 8, 2012, as further amended on or prior to the Issue Date, by and among the Issuers, SunTrust Bank as administrative agent, and the other lenders party thereto from time to time, providing for revolving credit borrowings and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement, currency futures contract, currency option agreement or other similar agreement intended to manage exposure to fluctuations in currency exchange rates.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as "Designated Non-cash Consideration" pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of the covenant described under "—Certain Covenants—Restricted Payments."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock will not constitute

Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Investors" means (i) each of First Reserve Fund XII, L.P., FR Midstates Interholding LP, and the Stockholders (as defined in the Stockholders' Agreement, dated as of April 24, 2012, by and among the Company, FR Midstates Interholding LP, and the stockholders party thereto) and their respective Affiliates and (ii) each of Eagle Energy Production, LLC and Riverstone Holdings LLC and their respective Affiliates.

        "Equity Offering" means (i) any public or private sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) any cash contribution to the equity capital of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contributions" means the net cash proceeds received by the Company after the Issue Date from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as "Excluded Contributions" pursuant to an Officer's Certificate executed by an Officer of the Company, the net cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of "—Restricted Payments."

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period, irrespective of when incurred, assumed, guaranteed, repaid, repurchased, redeemed, defeased or otherwise discharged during such period) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officer's Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under the indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   all cash dividend payments or other cash distributions on any series of preferred equity of a Restricted Subsidiary of such Person and all other cash dividend payments or other cash distributions on the Disqualified Stock of such Person; less

          (4)   interest income; less

          (5)   non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives under GAAP; less

          (6)   accretion or accrual of discounted liabilities not constituting Indebtedness; less

          (7)   any expense resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition; less

          (8)   Additional Interest; and less

          (9)   to the extent not included above, any interest attributable to Dollar-Denominated Production Payments.

        "Foreign Subsidiary" means any Restricted Subsidiary that is organized or existing under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Start Date.

        "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Agreements.

        "Hydrocarbons" means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Immaterial Subsidiary" means any Subsidiary that is not a Material Subsidiary.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

          (6)   to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); or

          (7)   to the extent not otherwise included, with respect to the Company and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Company or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Company or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        Notwithstanding the foregoing, "Indebtedness" shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers' compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; (d) Production Payments and Reserve Sales; (e) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (f) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity

Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries incurred without violation of the Indenture; or (g) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment Grade Rating" means a Moody's rating of Baa3 (or the equivalent) or higher and an S&P rating of BBB- (or the equivalent) or higher, or, if either such Rating Agency ceases to rate the notes for reasons outside of the Company's control, the equivalent investment grade credit rating from any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

          (2)   investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

          (3)   corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        "Issue Date" means May 31, 2013.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Mandatorily Convertible Preferred Stock" means the 325,000 shares of $1,000 liquidation preference series A mandatorily convertible preferred stock, par value $0.01 per share, of the Company, authorized by the Certificate of Designations.

        "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

        "Material Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, provided, however, that all references to "10 percent" in such definition shall be replaced with "5 percent."

        "Minority Interest" means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by the Company or a Restricted Subsidiary.

        "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

        "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to Production Payments and Reserve Sales and sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (b) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with Net Proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject of such Asset Sale, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Net Working Capital" means (a) the sum of (i) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, plus (ii) the amount of revolving credit borrowings available to be Incurred under the Credit Agreement, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

          (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Document" means the final offering memorandum relating to the initial offer and sale of the notes.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "Officer's Certificate" means a certificate signed on behalf of the Company or the Issuers (as applicable) by an Officer of the Company or the Issuers (as applicable).

        "Oil and Gas Business" means:

          (1)   the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

          (2)   the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

          (3)   any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participate;

          (4)   any business relating to oil field sales and service; and

          (5)   any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

        "Oil and Gas Properties" means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

        "Panther Transactions" has the meaning set forth in the Offering Document.

        "Permitted Business" means the Oil and Gas Business, the businesses of the Company and its Subsidiaries engaged in on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

        "Permitted Business Investment" means any Investment or expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in, the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other Hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

          (1)   Investments in ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

          (2)   Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

          (3)   Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

        "Permitted Holders" means the Equity Investors and Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Restricted Subsidiary;

          (2)   any Investment in cash, Cash Equivalents, Marketable Securities or Investment Grade Securities;

          (3)   any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

    and, in each case, any Investment held by any such Person;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (5)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent of the Company;

          (6)   any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Investments represented by Hedging Obligations;

          (8)   loans or advances to officers, directors and employees made in the ordinary course of business or consistent with the past practice of the Company or any Restricted Subsidiary;

          (9)   repurchases of the notes;

          (10) Investments in Permitted Businesses, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $75.0 million;

          (11) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

          (12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transaction with Affiliates" (except for transactions described in clauses (6), (8), (10) and (12) of such paragraph);

          (13)(A)  Guarantees issued in accordance with the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity" and "—Certain Covenants—Additional Note Guarantees" and (B) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

          (14) any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

          (15) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

          (16) Permitted Business Investments; and

          (17) additional Investments by the Company or any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed the greater of (x) $50.0 million and

  (y) 2.0% of Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (17) is made in a Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary.

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (17) so that the entire Investment would be a Permitted Investment.

        "Permitted Liens" means:

          (1)   Liens securing Indebtedness and other Obligations under Credit Facilities incurred pursuant to the covenant "Incurrence of Indebtedness and Issuance of Preferred Equity" and/or securing Hedging Obligations related thereto;

          (2)   Liens in favor of the Company or any of its Restricted Subsidiaries;

          (3)   Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

          (4)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

          (5)   Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business and Liens over cash deposits in connection with an acquisition, lease, disposition or investment;

          (6)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof and any cash cover relating to a letter of credit or bank guarantee;

          (7)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (4) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

          (8)   Liens securing Indebtedness permitted to be incurred pursuant to clause (15) of the definition of Permitted Debt;

          (9)   Liens existing on the Issue Date;

          (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (11) Liens incurred or deposits made in the ordinary course of business to secure payment of workers' compensation or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

          (12) Liens imposed by law, such as carriers', warehousemen's, landlord's, lessor's, suppliers, banks, repairmen's and mechanics' Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;

          (13) leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

          (14) easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;

          (15) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees), and any exchange notes or exchange guarantees;

          (16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

            (a)   the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (17) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (18) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

          (19) Liens securing Indebtedness or other obligations of the Company or any Subsidiary of the Company with respect to obligations that do not exceed the greater of (x) $30.0 million and (y) 1.0% of Adjusted Consolidated Net Tangible Assets at any one time outstanding;

          (20) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" incurred in connection with a Qualified Receivables Financing;

          (21) licenses of intellectual property in the ordinary course of business;

          (22) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (23) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

          (24) Liens to secure a defeasance trust;

          (25) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients of which such equipment is located;

          (26) Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

          (27) Liens securing the aggregate amount of Indebtedness (including Acquired Debt) incurred in connection with (or at any time following the consummation of) an Asset Acquisition made in accordance with the indenture equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, reserves, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Company's historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by Liens pursuant to clauses (4) or (7) above;

          (28) Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

          (29) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

          (30) Liens on pipelines or pipeline facilities that arise by operation of law;

          (31) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (32) Liens securing Hedging Obligations; and

          (33) any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b).

        "Permitted Payments to Parent" means, without duplication as to amounts:

          (1)   payments to any parent companies of the Company in amounts equal to the amounts required for any direct payment of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct parent of the Company and general corporate overhead expenses of any direct parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries;

          (2)   for so long as the Company is a member of a group filing a consolidated or combined tax return with such parent companies, payments to such parent companies in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries ("Tax Payments"). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that such parent companies actually owe to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of such parent companies' receipt of such Tax Payments or refunded to the Company; and

          (3)   dividends or distributions paid to such parent companies, if applicable, in amounts equal to amounts required for such parent companies, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity."

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of the Company's Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the Company's Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Indebtedness being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under Credit Facilities;

          (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   such Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinance Indebtedness of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

        "Purchase Money Note" means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

          (1)   the Board of Directors of the Company will have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

          (2)   all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company), and

          (3)   the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

        The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Credit Facility will not be deemed a Qualified Receivables Financing. For purposes of the indenture, a receivables facility whether now in existence or arising in the future (and any replacement thereof with substantially similar terms in the aggregate) will be deemed to be a Qualified Receivables Financing that is not recourse to the Company (except for Standard Securitization Undertakings).

        "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency or agencies for S&P or Moody's, or both, as the case may be.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

          (1)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

          (2)   with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

          (3)   to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

        "Related Party" means:

          (1)   any director, partner, manager, controlling stockholder, majority owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

          (2)   any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

        "Reporting Failure" means the failure of the Company or a Guarantor to file with the SEC, make available, post or otherwise deliver to the trustee and each holder of Notes, within the time periods specified in "—Certain Covenants—Reports" (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports which the Company or a Guarantor may be required to file with the SEC, make available, post or otherwise deliver pursuant to such provision.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless specified otherwise, references herein to a Restricted Subsidiary refer to a Restricted Subsidiary of the Company.

        "S&P" means Standard & Poor's Ratings Services and any successor to its rating agency business. "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Start Date" means October 1, 2012.

        "Stated Maturity" means, with respect to any installment of principal on any series of Indebtedness, the date on which the final payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2016; provided, however, that if the period from the Redemption Date to June 1, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter incur Indebtedness that is not Non-Recourse Debt (other than guarantees of performance of the Unrestricted Subsidiary in the ordinary course of business, excluding guarantees of Indebtedness for borrowed money) unless the amount of any such Indebtedness is permitted as a Permitted Investment or Restricted Payment under the covenant described under "Certain Covenants—Restricted Payments"; provided, further, however, that either:

          (a)   the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

          (b)   if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "—Certain Covenants—Restricted Payments."

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK ENTRY; DELIVERY AND FORM

        The new notes will be issued initially only in the form of one or more global notes (collectively "Global Notes"). Beneficial interests in the Global Notes may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, (as indirect participants in DTC). Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. The Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certificated form. See "—Exchange of Certificated Notes for Global Notes."

        In addition, transfers of beneficial interests in Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes for the notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes for the notes; and

          (2)   ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

        Investors in Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in

DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC. Euroclear and Clearstream may hold interests in Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream which in turn hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

        Except as described below, owners of interests in Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form, or Certificated Notes, and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor our agent or an agent of the Trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of a given series of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the applicable series of Global Notes and only in respect of the portion of the aggregate principal amount of the applicable series of notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under such series of notes, DTC reserves the right to exchange the applicable Global Notes for legended notes in certificated form, and to distribute those notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither we nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for a Certificated Note if:

  •
  DTC (1) notifies us that it is unwilling or unable to continue as depositary for the applicable Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either event, a successor depositary is not appointed;

  •
  we, at our option and subject to the procedures of DTC, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes; or

  •
  there has occurred and is continuing a Default or an Event of Default with respect to the Notes.

        Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-day Settlement and Payment

        We will make payments in respect of notes represented by Global Notes, including payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Global Note Holders. We will make all payments of principal of and premium, if any, and interest on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each Holder's registered address. See "Description of Notes—Principal, Maturity and Interest." Notes represented by Global Notes are eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in notes represented by Global Notes will, therefore, be required by DTC to be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes certain U.S. federal income tax consequences of the exchange of the old notes for the new notes pursuant to the exchange offer. This summary does not discuss all of the aspects of U.S. federal income taxation which may be relevant to investors in light of their particular circumstances. In addition, this summary does not discuss any state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The statements set forth below are not binding on the Internal Revenue Service or on any court. Thus, we can provide no assurance that the statements set forth below will not be challenged by the Internal Revenue Service, or that they would be sustained by a court if they were so challenged.

        The exchange of old notes for new notes will not be an exchange or otherwise a taxable event for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange offer, your basis in the new note received in the exchange offer will be the same as your basis in the corresponding old note immediately before the exchange, and your holding period in the new note will include your holding period in the old note.

        You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty in connection with the exchange of old notes for new notes.

 PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

  •
  you acquire the new notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

        You may not participate in the exchange offer if you are:

  •
  an "affiliate" within the meaning of Rule 405 under the Securities Act; or

  •
  a broker-dealer that acquired old notes directly from us.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange offer, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the registration statement relating to the exchange offer. On this basis, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the exchange date (as such period may be extended), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver this prospectus.

        If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Procedures for Tendering—Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your old notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes; or

  •
  a combination of such methods of resales;

at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes of any series that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of up to 180 days after the exchange date (as such period may be extended), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the manner indicated in the letter of transmittal. We have agreed to pay all reasonable expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes and the related guarantees offered in the exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Midstates Petroleum Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined statements of revenues and direct operating expenses for the Panther Energy Company, LLC assets to be acquired by Midstates Petroleum Company, Inc. for the years ended September 30, 2012, 2011 and 2010, included in Midstates' Form 8-K filed on May 20, 2013 incorporated by reference into this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Eagle Energy Company of Oklahoma, LLC as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in members' equity, and cash flows for the years ended December 31, 2011, and 2010, and the period from December 11, 2009 (Inception) to December 31, 2009, appearing in Midstates Petroleum Company, Inc.'s Form 8-K dated September 5, 2012, as amended in Midstates Petroleum Company, Inc.'s Form 8-K/A filed on June 20, 2013, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Certain estimates of our net crude oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

        Certain estimates of the net crude oil and natural gas reserves and related information of the Anadarko Basin Acquisition properties included or incorporated by reference in this prospectus have been derived from reports prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

 AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's website at http://www.sec.gov.

        Our common stock is listed and traded on The New York Stock Exchange (the "NYSE") under the symbol "MPO". Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

        We also make available free of charge on our website at http://www.midstatespetroleum.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into, and does not constitute a part of, this prospectus.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet website.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the Securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 21, 2013, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2013 Annual Meeting of Shareholders filed on April 16, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, filed on May 8, 2013 and August 8, 2013, respectively; and

  •
  our Current Reports on Form 8-K filed on September 5, 2012 (as amended by our Current Report on Form 8-K/A filed on June 20, 2013), February 27, 2013, March 22, 2013, April 2, 2013, April 4, 2013, May 20, 2013, May 22, 2013, May 24, 2013 and June 3, 2013.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Midstates Petroleum Company, Inc.
Attention: Investor Relations
4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027
Phone: (713) 595-9400

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER
OLD 9.25% SENIOR NOTES DUE 2021
OF
MIDSTATES PETROLEUM COMPANY, INC.
AND
MIDSTATES PETROLEUM COMPANY LLC

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED                  , 2013

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                  , 2013 (THE "EXPIRATION TIME"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

        The Exchange Agent for the Exchange Offer is Wells Fargo Bank, N.A., and its contact information is as follows:

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations MAC	Corporate Trust Operations	12th Floor—Northstar East Building
N9303—121	MAC N9303—121	Corporate Trust Operations
PO Box 1517	Sixth & Marquette Avenue	608 Second Avenue South
Minneapolis, Minnesota 55480	Minneapolis, Minnesota 55479	Minneapolis, MN 55402
By Facsimile (for Eligible Institutions only): (612) 667-6282
For Information or Confirmation by Telephone: (800) 344-5128

        If you wish to exchange old 9.25% Senior Notes due 2021 for an equal aggregate principal amount of new 9.25% Senior Notes due 2021 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Time.

        We refer you to the Prospectus, dated                  , 2013 (the "Prospectus"), of Midstates Petroleum Company, Inc. and Midstates Petroleum Company LLC (collectively, the "Issuers") and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Issuers' offer (the "Exchange Offer") to exchange their 9.25% Senior Notes due 2021 (the "new notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 9.25% Senior Notes due 2021 (the "old notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Time" shall mean the latest time and date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time.

        This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange

Annex A-1

Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer the Exchange Agent must receive, prior to the Expiration Time, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your old notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Annex A-2

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

          1.     By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

          2.     By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes.

          3.     You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus.

          4.     By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

          5.     By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

            (a)   the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

            (b)   you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

            (c)   you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers; and

            (d)   if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

  You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of May 31, 2013 (the "Registration Rights Agreement"), by and among the Issuers and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuers in writing at Midstates Petroleum Company, Inc., Attention: John Foley, 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027, Phone: (713) 595-9400. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and

Annex A-3

  hold harmless the Issuers, each of the directors of the Issuers, each of the officers of the Issuers who signs such shelf registration statement, each person who controls the Issuers within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

          6.     If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

          7.     If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

          8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

Annex A-4

 INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of old notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as Agent's Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth herein prior to the Expiration Time.

2.     Partial Tenders.

        Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.     Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Time.

4.     Waiver of Conditions.

        The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.     No Conditional Tender.

        No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.     Request for Assistance or Additional Copies.

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent using the contact information set forth on the cover page of this

Annex A-5

Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.     Withdrawal.

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

8.     No Guarantee of Late Delivery.

        There is no procedure for guarantee of late delivery in the Exchange Offer.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Annex A-6

        Until                    , 2013, all dealers that effect transactions in the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

Midstates Petroleum Company, Inc.
Midstates Petroleum Company LLC

Offer to exchange up to

$700,000,000 aggregate principal amount of 9.25% Senior Notes due 2021 that have been registered under the Securities Act of 1933

for

$700,000,000 aggregate principal amount of 9.25% Senior Notes due 2021 that have not been registered under the Securities Act of 1933

The exchange offer and withdrawal rights will expire at
5:00 p.m., New York City time, on                    , 2013 unless extended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL Law. Section 145(e) of the DGCL further provides that such expenses (including attorneys' fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

        Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws further provide for the advancement of expenses to each of our officers and directors.

        Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

        We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our certificate of incorporation.

        We have also entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our certificate of incorporation or bylaws.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   Exhibits. Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated by reference into this item.

Item 22.    Undertakings

  (a)
  Each of the undersigned registrants hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (5)
    That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.
      Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

      ii.
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

      iii.
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

      iv.
      Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

  (b)
  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e)
  Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 30, 2013.

MIDSTATES PETROLEUM COMPANY, INC.
By:	/s/ THOMAS L. MITCHELL Thomas L. Mitchell Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Thomas L. Mitchell, John P. Foley and Eric J. Christ, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 30, 2013.

Signature	Title	Date

/s/ JOHN A. CRUM John A. Crum	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 30, 2013
/s/ THOMAS L. MITCHELL Thomas L. Mitchell	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 30, 2013
/s/ NELSON M. HAIGHT Nelson M. Haight	Vice President and Controller (Principal Accounting Officer)	August 30, 2013

Signature	Title	Date

/s/ ANASTASIA DEULINA Anastasia Deulina	Director	August 30, 2013
/s/ LOREN M. LEIKER Loren M. Leiker	Director	August 30, 2013
/s/ PETER J. HILL Peter J. Hill	Director	August 30, 2013
/s/ STEPHEN J. MCDANIEL Stephen J. McDaniel	Director	August 30, 2013
/s/ JOHN MOGFORD John Mogford	Director	August 30, 2013
/s/ MARY P. RICCIARDELLO Mary P. Ricciardello	Director	August 30, 2013
/s/ ROBERT M. TICHIO Robert M. Tichio	Director	August 30, 2013
/s/ THOMAS C. KNUDSON Thomas C. Knudson	Director	August 30, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 30, 2013.

MIDSTATES PETROLEUM COMPANY LLC
By:	/s/ THOMAS L. MITCHELL Thomas L. Mitchell Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Thomas L. Mitchell, John P. Foley and Eric J. Christ, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 30, 2013.

Signature	Title	Date

/s/ JOHN A. CRUM John A. Crum	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 30, 2013
/s/ THOMAS L. MITCHELL Thomas L. Mitchell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 30, 2013
/s/ NELSON M. HAIGHT Nelson M. Haight	Vice President and Controller (Principal Accounting Officer)	August 30, 2013
/s/ JOHN P. FOLEY John P. Foley	Manager	August 30, 2013

Index to Exhibits

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Midstates Petroleum Company, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Exhibits
2.1		Master Reorganization Agreement, dated April 24, 2012, by and among the Company and certain of its affiliates, certain members of the Company's management and certain affiliates of First Reserve Corporation (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

2.2		Purchase and Sale Agreement, dated as of April 3, 2013, by and among Midstates Petroleum Company LLC, Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on April 4, 2013, and incorporated herein by reference).

3.1		Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

3.2		Amended and Restated Bylaws of Midstates Petroleum Company, Inc. (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

3.3		Certificate of Designations of Series A Mandatorily Convertible Preferred Stock of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.2		Indenture, dated October 1, 2012, by and among the Company, Midstates Petroleum Company LLC and Wells Fargo Bank, National Association, as trustee, governing the 10.75% senior notes due 2020 (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.3		Registration Rights Agreement, dated October 1, 2012, by and among the Company, Midstates Petroleum Company LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein, relating to the 10.75% senior notes due 2020 (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.4		Indenture, dated May 31, 2013, by and among the Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC and the Well Fargo Bank, National Association, as trustee, governing the 9.25% senior notes due 2021 (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 3, 2013, and incorporated herein by reference).

4.5		Registration Rights Agreement, dated May 31, 2013, by and among the Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC and Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein, relating to the 9.25% senior notes due 2021 (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 3, 2013, and incorporated herein by reference).

5.1	*	Opinion of Vinson & Elkins L.L.P.

12.1	*	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1	*	List of Subsidiaries of Midstates Petroleum Company, Inc.

Exhibit Number		Exhibits
23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Grant Thornton LLP.

23.3	*	Consent of Ernst & Young LLP.

23.4	*	Consent of Netherland, Sewell & Associates, Inc.

23.5	*	Consent of Cawley, Gillespie & Associates, Inc.

23.6	*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	*	Powers of Attorney (included on signature pages of this Registration Statement).

25.1	*	Form T-1 Statement of Eligibility and Qualification.

*
Filed herewith.